SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2008 (February 29, 2008)

Intcomex, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-134090	65-0893400
(Commission File Number)	(IRS Employer Identification No.)

3505 NW 107th Avenue

Miami, FL 33178

(Address of Principal Executive Offices) (Zip Code)

(305) 477-6230

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2008, the Board of Directors of the Company elected Mr. Adolfo Henriques as director of the Company to serve until the Company’s next annual meeting of shareholders. Mr. Henriques was nominated by Co-Investment LLC VII (Intcomex) pursuant to the terms of the Third Amended and Restated Shareholders Agreement by and among Co-Investment LLC VII (Intcomex), the Shalom Shareholders, the Centel Shareholders, the Additional Shareholders (each as defined therein) and Intcomex, Inc., dated as of August 20, 2007. Mr. Henriques is an “independent director” of the Company within the meaning of applicable NASDAQ listing standards. Mr. Henriques has been appointed to serve as the Chairman of the Compensation Committee of the Company’s Board of Directors.

Mr. Henriques brings over 30 years of executive leadership, financial management expertise and corporate governance. Currently, Mr. Henriques is a private investor. From 2005 until December 2007, Mr. Henriques was chairman, president and chief executive officer of Florida East Coast Industries, where he served on the company’s board of directors and was chairman of their audit committee and a member of their governance committee since 1998. Prior to that, Mr. Henriques held various executive level positions with Regions Bank, including as a chief executive officer of the South Region, a chairman of Nations Bank, Bank of America’s predecessor bank, and an executive vice president of Barnett Bank since 1986.

Mr. Henriques served as the past chairman of the Board of Trustees at Florida International University, where he earned his Master’s Degree in Accounting, and the immediate past chairman for the Greater Miami Chamber of Commerce, Regional Chair of the Southeast Region for the Florida Chamber of Commerce and currently serves on the Orange Bowl Committee and the Miami Business Forum. Mr. Henriques is currently a member of the board of directors of Boston Private Financial Holdings, Inc. Mr. Henriques began his career as a Certified Public Accountant.

Mr. Henriques will be compensated for his services as a director consistent with the Company’s other independent directors. Mr. Henriques will be eligible to participate in the Company’s 2007 Founders Grant Stock Option Plan, will be indemnified under the Company’s Bylaws to the fullest extent permitted by law and will be provided with customary directors’ and officers’ liability insurance. There are no related party transactions between the Company and Mr. Henriques reportable under item 404(a) of Regulation S-K.

A copy of the press release, dated March 4, 2008, is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

99.1	Press Release dated March 4, 2008

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intcomex, Inc.

By:	/s/ Russell A. Olson
Name: Title:	Russell A. Olson Chief Financial Officer

Date: March 4, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release, dated March 4, 2008.

5